UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report (Date of earliest event reported): January 21, 2008
CABELTEL INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1755 Wittington Place, Suite 340 Dallas, Texas	75234

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 972-407-8400
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition or Assets
     On January 21, 2008, but effective for tax and accounting purposes at December 31, 2007, subsidiaries of CabelTel International Corporation, a Nevada corporation (the “Company” or the “Issuer” or the “Registrant”) sold and disposed of a partnership interest in a Limited Partnership which owned certain real property, fixtures, improvements and personal property located in Gainesville, Cooke County, Texas consisting of approximately 41.7 acres of land on which was operated an outlet mall business conducted as Gainesville Factory Shops (“GFS”). A subsidiary of the Company also transferred to the Purchaser approximately 40 acres of unimproved land adjacent to the mall acreage. The mall space consists of approximately 315,000 square feet of retail space available for lease which was originally purchased by the Company’s subsidiaries in December 2003. The assets were sold and transferred on January 21, 2008 to Gainesville LP Purchaser, LLC, an Oregon limited liability company and Gainesville GP Purchaser, LLC, an Oregon limited liability company (collectively the “Purchaser”) which, other than in respect of this sale transaction, has no material relationship with the Company and its subsidiaries or any of its affiliates or any director or officer of the Company or any associate of any such director or officer of the Company. The consideration for the interests purchased was an assumption by the Purchaser of a first lien mortgage loan on the mall property payable to a bank in the amount of approximately $6,100,000 plus accrued interest and additional liabilities related to the mall of approximately $400,000. The formula or principal followed in determining the amount of the consideration was negotiation between the Purchaser and representatives of the selling entities. The effect of the transaction is to remove from the balance sheet of the Company approximately $6,500,000 in liabilities and a corresponding amount of assets. Pursuant to the transaction, the Company’s subsidiaries received no additional consideration other than relief of such liabilities and indemnification from the Purchasers from any obligations under such mortgage loans which constituted the entire purchase price for the interests sold and acquired. The Company had previously recorded a $314,000 impairment loss on the interests sold in the quarter ended March 31, 2007. The disposition described resulted in no gain or loss to the Company on the actual disposition of the interests.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: January 23, 2008	CABELTEL INTERNATIONAL CORPORATION
	By:	/s/ Gene S. Bertcher
Gene S. Bertcher, President and Chief
Financial Officer